SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

          Current Report Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 31,
1994


                            EATON CORPORATION



     (Exact Name of Registrant as Specified in Its Charter)




           Ohio            1-1396            34-0196300
     (State or Other     (Commission    (I.R.S. Employer
     Jurisdiction of     File Number)   Identification No.)
     Incorporation)



          Eaton Center
          Cleveland, Ohio                 44114
          (Address of Principal         (Zip Code)
          Executive Offices)



      216/523-5000
                   (Registrant's Telephone
                   Number, Including Area Code)



Item 2.   Acquisition or Disposition of Assets.

On January 31, 1994 Eaton Corporation completed the acquisition of substantially all the assets and business of the Distribution and Control Business Unit (DCBU) of Westinghouse Electric Corporation for a cash purchase price of $1.1 billion. DCBU is engaged in the manufacture and sale of electrical distribution and control products. Funds for the purchase price were obtained by the Company through the private placement of $930 million of its short-term promissory notes and from existing cash reserves. The acquisition was effected through several subsidiaries or other business entities of the Company.

In order to obtain U.S. government approval of the acquisition under the antitrust laws, on January 31, 1994, the Company sold certain assets of DCBU, primarily consisting of operating assets in Vidalia, Georgia and Canovanas, Puerto Rico, to Thomas & Betts Corporation of Memphis, Tennessee.


Item 7.   Financial Statements and Exhibits.

It is impracticable for the Company to provide the financial statements for DCBU required under Item 7 of Form 8-K at the time this Form 8-K Report is being filed. The Company expects that the required financial statements will be filed on or before March 1, 1994.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


EATON CORPORATION



BY:  /s/ John M. Carmont
     John M. Carmont
     Vice President and Treasurer



DATE:  February 14, 1994






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